UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 28, 2006

COUGAR BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200
Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

(310) 943-8040
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2006, the Board of Directors (the “Board”) of Cougar Biotechnology, Inc. (the “Company”) approved and adopted a non-employee director compensation program. Pursuant to the compensation program, effective June 28, 2006, non-employee directors are entitled to receive $2,500 for each meeting of the Board attended in person, and $500 for each meeting attended telephonically. Additionally, each non-employee director is entitled to receive an option grant to purchase 30,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, such options to vest in equal parts annually over three years.

Pursuant to the non-employee director program, on June 28, 2006, the Company issued each non-employee director ten-year non-qualified options to purchase 30,000 shares of the Company’s common stock at an exercise price of $4.50 per share, the fair market value of the Company’s common stock on the date of the grant, as determined by the Board in its good faith discretion. The options were issued under the Company’s 2003 Stock Option Plan (the “Plan”). Such options, as amended, shall vest in three equal annual installments commencing on June 28, 2007.

On September 6, 2006, the Board approved an amendment to the non-employee director compensation program that entitles the chairman of the Company’s audit committee to receive $1,000 for each meeting of the audit committee attended. The description of the terms of the non-employee compensation program, as amended, is set forth in Exhibit 10.1 hereto, which is incorporated herein by reference.

On September 6, 2006, the Board approved an amendment to Plan to increase the number of shares of the Company’s common stock authorized for issuance under the Plan from 1,344,385 to 2,344,385 shares. A copy of the Plan, as amended and restated to reflect the increase in the number of shares approved by the Board, is attached hereto as Exhibit 10.2 and incorporated herein by reference.

On September 6, 2006, the Board approved 10-year option grants to purchase 15,000 shares of the Company’s common stock at an exercise price of $4.50 per share to each of Dr. Gloria Lee, the Company’s Vice President, Clinical Research and Development, and Charles Eyler, the Company’s Vice President of Finance. Each of the options vests in equal annual installments over three years commencing on June 28, 2007.

On September 6, 2006, the Board approved the grant of a 10-year option to purchase 200,000 shares of the Company’s common stock at an exercise price of $4.50 per share to Dr. Arie Belldegrun, a director and Chairman of the Company’s Scientific Advisory Board. The option vests in equal annual installments over three years commencing on September 6, 2007.

On September 6, 2006, pursuant to the non-employee director compensation program described above, the Company issued a 10-year option to purchase 30,000 shares of its common stock at an exercise price of $4.50 per share to Dr. Russell H. Ellison upon his appointment as a director of the Company, as described below. The option vests in equal annual installments over three years commencing on September 6, 2007.

A form of option agreement for employees and directors of the Company is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 6, 2006, the Board appointed Russell H. Ellison, MD, MSc, as a director. Since October 2005, Dr. Ellison, age 58, has served as the Vice President of Clinical Development of Fibrogen, Inc., a privately held biotechnology company based in South San Francisco, California engaged in the development of novel therapeutics for fibrotic disorders, diabetic complications, anemia, ischemic disease, cancer and other areas of unmet medical need. From August 2002 to December 2004, Dr. Ellison served as Vice President of Medical Affairs and Chief Medical Officer of Sanofi-Synthelabo, USA, based in New York, New York. From May 1997 to August 2002, Dr. Ellison served as Vice President of Medical Affairs of Hoffman La Roche, Inc. USA. Dr. Ellison holds an M.D. from the University of British Columbia and an MSc (with distinction) from The London School of Tropical Medicine and Hygiene. The Company has not yet determined whether Dr. Ellison will be named to any committees of the Board of Directors.

Item 8.01 Other Events

On May 16, 2006, the Company participated in the 3rd Annual Global Healthcare Conference in Monte Carlo, Monaco, hosted by Rodman and Renshaw. A copy of the transcript of the Company’s presentation is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Summary of terms of non-employee director compensation program (as amended through September 6, 2006)
10.2	2003 Stock Option Plan (as amended through September 6, 2006)
10.3	Form of Option Agreement for employees and directors
99.1	Transcript of 3rd Annual Global Healthcare Conference Presentation on May 16, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date: September 12, 2006	By:	/s/ Charles Eyler
Charles Eyler
Vice President, Finance

EXHIBIT INDEX

10.1	Summary of terms of non-employee director compensation program (as amended through September 6, 2006).

10.2	2003 Stock Option Plan (as amended through September 6, 2006).

10.3	Form of Option Agreement for employees and directors.

99.1	Transcript of 3rd Annual Global Healthcare Conference Presentation on May 16, 2006.